Exhibit 10.1.4

FOURTH AMENDMENT TO LEASE AGREEMENT
1.            THIS FOURTH AMENDMENT TO LEASE AGREEMENT (“this Fourth Amendment”) is dated as of March 21, 2014 (“Effective Date”), by and between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), and OPGEN, INC., a Delaware corporation, having an address at Suite 220, 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Tenant”).

RECITALS
B.            Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of June 30, 2008, as amended by a First Amendment to Lease dated as of April 4, 2011 (“First Amendment”), a Second Amendment to Lease Agreement dated as of August 15, 2012 (“Second Amendment”), and a Third Amendment to Lease Agreement dated as of December 30, 2013 (“Third Amendment”; the Original Lease, the First Amendment, the Second Amendment, and the Third Amendment are hereinafter collectively referred to as the “Lease”), wherein Landlord leased to Tenant certain premises located at Suite 220, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease.

C.            Landlord and Tenant desire to amend the Lease, among other things, to extend the Term of the Lease for a period of 7 months and to grant Tenant the right to reduce the area of the Premises.

AGREEMENT
Now, therefore, the parties hereto agree that the Lease is amended as follows:
1.            Extension of Term.  The Term shall be extended for a period of 7 months (“First Extension Term”), beginning on October 1, 2014 and, unless earlier terminated in accordance with the terms and conditions of the Lease, expiring on April 30, 2015.  For purposes of the Lease, “Term” shall mean the Base Term and the First Extension Term.  The Base Rent for the First Extension Term shall be adjusted on the Adjustment Date by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such adjustment; provided, however, that the Base Rent for the first 2 months of the First Extension Term (i.e., the Base Rent due and payable for October and November 2014) shall be reduced by an amount equal to 50%.

2.            Right to Surrender Portion of Premises.  Tenant shall have the one-time right to surrender (“Surrender Right”) to Landlord all or a portion of the Premises located on the first floor of the Building as long as Tenant satisfies the following conditions: (a) Tenant exercises the Surrender Right at any time during the First Extension Term by giving Landlord at least 30 days’ prior written notice of the area to be surrendered and the surrender date (which shall not be earlier than 30 days after the date of such notice), (b) the portion of the Premises to be surrendered is located on the first floor of the Building and satisfies one of the following criteria (“Surrendered Area”): (i) the remaining portion of the Premises located on the first floor contains at least 2,000 contiguous rentable square feet, (ii) Tenant surrenders at least 2,000 contiguous rentable square feet, or (iii) Tenant surrenders that entire portion of the Premises located on the first floor, (c) the Surrendered Area follows the contours of existing demising walls within the rooms so that no additional demising walls will be necessary to separate the remaining Premises from the Surrendered Area (but a demising structure may be installed by Landlord at its expense within an existing hallway or doorway to effectuate such separation, the location of which structure shall be reasonably acceptable to Landlord), and (d) Tenant complies with the applicable provisions of the Lease governing the surrender of all or any portion of the Premises; provided, however, that Tenant shall not be obligated to prepare a Surrender Plan for the Surrendered Area (but such obligation shall remain intact for the balance of the Premises).  As soon as reasonably possible after the date on which Tenant surrenders the Surrendered Area to Landlord and satisfies the conditions set forth in this paragraph, Landlord and Tenant shall execute and deliver an amendment to the Lease amending those provisions contained in the Basic Lease Provisions that need to be revised to reflect the reduction in the area of the Premises based on the Surrendered Area, including, but not limited to, the Base Rent, the Rentable Area of the Premises, and Tenant’s Share of Operating Expenses.

3.            Test Fit.  Promptly after Tenant’s request, Landlord will at its cost engage Gaudreau, Inc. to prepare a test fit for Tenant based on Tenant’s projected space requirements at the Project.  Landlord and Tenant shall review the test fit and explore available options that would allow Tenant to continue its tenancy at the Project based on such test fit.  Landlord makes no guaranty or assurance that the Project will be able to accommodate Tenant’s projected space requirements at the Project.

4.            Deletion of Expansion Right.  As of the Effective Date, Section 39 (Right to Expand) of the Lease is hereby deleted in its entirety and replaced with “Intentionally Deleted.”

5.            Miscellaneous.

a.            Terms used in this Fourth Amendment and not otherwise defined shall have the meanings ascribed to them in the Lease.

b.            This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

c.            This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

d.            This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

e.            Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Fourth Amendment and that no Broker brought about this transaction.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

f.            Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment.  In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail.  Regardless of whether specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment under seal as of the day and year first above written.
TENANT:

OPGEN, INC.,
a Delaware corporation

By:  /s/ C. E. Winzer(SEAL)
Name:   C. Eric Winzer
Title:     Chief Financial Officer

LANDLORD:

ARE-708 QUINCE ORCHARD, LLC,
 a Delaware limited liability company

By:	ARE-GP 708 Quince Orchard QRS CORP., a Maryland corporation, managing member

By:  /s/ Jackie Clem(SEAL)
Name:  Jackie Clem
Title:    VP Real Estate Legal Affairs

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